Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-269471, 333-271433, and 333-272144) on Form S-3 and (Nos. 333-235577, 333-237263, 333-254683, 333-263838 and 333-270544) on Form S-8 of our report dated March 1, 2024, with respect to the consolidated financial statements of 89bio, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
March 1, 2024